EXCLUSIVE AND REPRESENTATION AGREEMENT

Contracting Party: Cryoport Systems, Inc., a company with head office at 2713 Bonnie Beach Place, Los Angeles, California 90023-4713, USA, herein represented by its Director and founder Patrick L. Mullens, M.D., and the Directors Marc Grossman, MD, and David Petreccia, MD, and

Contracted Party: Cryoport Systems Ltda., a company with head office at Rua Epaminondas Otoni, 677, sala 207, Centro, Teófilo Otoni, Minas Gerais, CEP: 39800-013, Brazil, registered in the CNPJ [National Corporate Taxpayer Identification File] under No. 04.576.023/0001-08, and at the State of Minas Gerais Commercial Registry under No. 3120629121-9, on July 27, 2001, in this act represented by its Manager Partner Paulo José Arcoverde Cavalcanti Zonari, a married Brazilian businessman, born in the city of São Paulo, on July 3, 1954, bearer of identification card No. 700,799, issued by the Pernambuco State Department of Public Security and CPF [General Individual Taxpayer Identification File] No. 143,718,634-64,

decide to enter into this agreement, which they do through the following articles and conditions:

1st) OBJECT: Commercial representation, intermediating business regarding Products manufactured by the contracting party, the ones existing as well as future products.

First Paragraph: Existing Products to be represented and traded are the following:

- AR 1000 Nitrogen Container for transporting semen.
- DS650 Nitrogen Container for transporting diagnosed samples.
- DG1000 Nitrogen Container for transporting infectious and similar substances.
- Cryoprep, a container with instant dry ice.

Second Paragraph: The Products to be manufactured and produced shall be the object of an exclusive agreement, and the contracting party shall make information available to the contracted party, and shall also make the necessary contractual amendments.

2nd) TERRITORY - EXCLUSIVE RIGHT: The contracted party shall perform its duties of representation for potential clients, and shall be free to act, in an exclusive manner, in the countries of South America, to wit: Argentina, Colombia, Paraguay, Uruguay, Chile, Ecuador, Venezuela, French Guyana, Guyana, Suriname, Peru, Brazil and Bolivia. The foregoing exclusivity shall not preclude the Contracting Party from entering into an agreement with any party in Latin America with whom the Contracting Party has a pre-existing relationship at the time this Agreement is executed.

3rd) CONTRACTED PARTY'S REMUNERATION: For business closed with clients in the territory, the Contracted Party shall receive a commission based on the price agreed upon, which shall be converted, as ascribed to each territory (Commercial conversion), equal to 17.5% (seventeen point five percent), to be deposited in a current account previously notified by the Contracted Party in the manner below:

- 2.5% (two point five percent) to be deposited in the Contracted Party's current account with Banco do Brasil S/A, see attached form no. TFL1.
- 15% (fifteen percent) in an account in Luxembourg, in the name of the Contracted Party's partner, Ann Albert Isabella Willems, see attached form no. CLS1.

4th) PAYMENT TO THE CONTRACTED PARTY: The amount of such commission shall be deposited after the issuance of a Letter of Credit. In case there is no Letter of Credit, the same shall be deposited within 15 (fifteen) days after the Products are shipped, in case of air transportation, or within 45 days in case of ocean transportation.

First Paragraph: The parties agree that the payment shall be made within 30 (thirty) days due to transportation and delivery of the Products, and that the same cannot be made after 45 (forty-five) days.

Second Paragraph: For cash orders, the commission agreed upon shall be deposited within 24 (twenty-four) hours after the Contracting Party having issued the receipt confirmation, notwithstanding delivery of the Products.

5th) CONTRACTED PARTY'S OBLIGATIONS: The following are the Contracted Party's obligations:

I - Furnish the Contracting Party, monthly, and also when requested, reports listing clients contacted, stating progress of negotiations, sales planning, purchasers' economic and financial situation and other information of the Contracting Party's interest, including clients' suggestions, aiming always at a larger promotional development.

II - Make regular visits to potential clients, giving special attention to promotional events organized by the Contracting Party.

III - During the submission of proposals and orders, follow the preparation of documents for the companies/clients, from the beginning to the final completion.

IV - Assist the collection process, following the preparation of documents for the companies/clients, from the beginning until the release and confirmation of payment of the respective amounts to the Contracting Party, keeping it informed of all the process.

V - Instruct the clients and give them technical information necessary for better handling the material, for a period of up to 15 (fifteen) days, free from charges for them.

VI - Be exclusive liable for all taxes, charges and any other expense, including labor and social security dues, indispensable to represent and intermediate such business at the Contracted Party's seat.

6th) CONTRACTING PARTY'S OBLIGATIONS: The following are the Contracting Party's obligations:

I - Pay the commissions provided for by this instrument, it being understood that all expenses regarding the Contracted Party's activities shall be for the Contracted Party's account, unless otherwise authorized in writing by the Contracting Party.

II - Give the Contracted Party indispensable information required for the faithful compliance with this agreement, as well as give information to clients who come before the Contracting Party requesting information regarding the Products or who submit their orders directly to the Contracting Party.

III - The Contracting Party, from now on, undertakes to print on its printed matter in general, such as folders and promotional materials, the following words: 'EXCLUSIVE REPRESENTATIVE IN SOUTH AMERICA', as well as the Contracted Party's complete address, telephone and fax numbers, and e-mail.

IV - Reimburse the Contracted Party for expenses necessary and not included in this agreement, such as refresher courses, trips, hotel accommodations, meals, whenever the Contracted Party is requested to appear at the Contracting Part's head office, as well as promotional materials.

7th) ASSISTANTS TO THE REPRESENTATION: In order to comply with this agreement, the Contracted Party is able to hire employees and/or sign agreements (at no time for periods exceeding 1 (one) year) with other companies. In such cases, the remuneration of such employees or companies shall be for the Contracted Party's entire responsibility.

Sole Paragraph: For territorial expansion, the Contracting Party may increase the remuneration up to 2.5% (two point five percent), on orders placed and business intermediated by the Contracted Party.

8th) TERM: This agreement shall be in effect for 10 (ten) years from the date it is signed, unless sooner terminated as provided herein.

First Paragraph: The party not interested in renewing this agreement shall give a written notice to the other, at least, thirty (30) days prior to its expiration date.

Second Paragraph: Upon such prior notice, the agreement shall terminate on its expiration date, and no indemnification shall be due from one party to the other.

Third Paragraph: No indemnification is due during the 3 (three) first years of this agreement, notwithstanding any notice or demand.

Fourth Paragraph: After the first 3 (three) years, the party requesting the cancellation or termination of this agreement shall pay an indemnification to the other party, which shall be figured based on the business average in the last 12 (twelve) months, observing the provisions set forth in the second paragraph.

Fifth Paragraph: Observing the provisions of the second paragraph, the party requesting the cancellation or termination of this agreement after 3 (three) years, shall pay the other such indemnification figured as mentioned in the fourth paragraph within a 15 (fifteen) day term after oral or written communication.

Sixth Paragraph: The parties agree that in case of death of the Contracting Party, no indemnification shall be due, and the Contracting Party undertakes to maintain life insurance for personal injuries.

9th) ASSIGNMENT: The Contracted Party is completely forbidden to transfer, in whole or in part, the rights and obligations arisen from this agreement. The Contracted Party is the only person recognized as the Contracting Party's exclusive representative. However, nothing contained in this ninth article will impair the provisions set forth in seventh article.

10th) FINE AND PENALTIES: In case the business included in the scope of this agreement is accomplished without the Contracted Party's previous knowledge, the Contracting Party shall be subject to pay ~~a penalty~~ in the amount of ~~100% (one hundred percent) of the business accomplished.~~

The commission to which he is entitled in paragraph 3

which shall be paid in cash, notwithstanding any notice or demand.

11th) JURISDICTION: The parties elect the jurisdiction of the City of Belo Horizonte, State of Minas Gerais, Brazil, and/or Los Angeles, California, USA, to settle any dispute that may arise from this agreement, expressly waiving any other jurisdiction, no matter how privileged it may be.

And having thus agreed and covenanted, the parties sign this agreement in 3 (three) counterparts equal in substance and form, in order to produce the necessary effects, in the presence of the two undersigned witnesses who were present during the whole act.

Los Angeles, August 9, 2001.
California, USA

Belo Horizonte, July 31, 2001
Minas Gerais, Brazil

Cryoport Systems, Inc.	Cryoport Systems Ltda.
1. Patrick L. Mullens, MD	1. Paulo José A. C. Zonari
2. Marc Grossman, MD	2. Ann Albert I. Willems
3. David Petreccia, MD	

Witnesses:

1. Dr.Eduardo Miglio

2. ________________

3. Dr.Lauro J. Silva

4. ________________

3º OFÍCIO

CARTÓRIO DO 3º OFÍCIO DE NOTAS
TEÓFILO OTONI - MINAS GERAIS
Reconheço por semelhança a(s) firma(s)
Supra da Paulo José Azevedo Cavalcanti Zonari, Ann Albert Isabella Willems, Eduardo Miglio e Lauro Jorge Silva.
Teófilo Otoni 06 AGO 2001
Em test. da verdade
Tabelião
Vinicius [illegible] de Almeida
Escrevente Substituto

STATEMENT OF EXCLUSIVITY

Contracting Party: Cryoport Systems, Inc., a company with head office at 2713 Bonnie Beach Place, Los Angeles, California 90023-4713, USA, herein represented by its Director and founder Patrick L. Mullens, M.D., and the Directors Marc Grossman, MD, and David Petreccia, MD, and

Contracted Party: Cryoport Systems Ltda., a company with head office at Rua Epaminondas Otoni, 677, sala 207, Centro, Teófilo Otoni, Minas Gerais, CEP: 39800-013, Brazil, registered in the CNPJ [National Corporate Taxpayer Identification File] under No.04.576.023/0001-08, and at the State of Minas Gerais Commercial Registry under No. 3120629121-9, on July 27, 2001, in this act represented by its Manager Partner Paulo José Arcoverde Cavalcanti Zonari, a married Brazilian businessman, born in the city of São Paulo, on July 3, 1954, bearer of identification card No. 700,799, issued by the Pernambuco State Department of Public Security and CPF [General Individual Taxpayer Identification File] No. 143,718,634-64,

decide to enter into this instrument, which they do through the following articles and conditions:

1st) OBJECT: Commercial representation, intermediating business regarding Products manufactured by the contracting party, the ones existing as well as future products.

First Paragraph: Existing Products to be represented and traded are the following:

- AR 1000 Nitrogen Container for transporting semen.
- DS650 Nitrogen Container for transporting diagnosed samples.
- DG1000 Nitrogen Container for transporting infectious and similar substances.
- Cryoprep, a container with instant dry ice.

Second Paragraph: The Products to be manufactured and produced shall be the object of an exclusive agreement, and the contracting party shall make information available to the contracted party, and shall also make the necessary contractual amendments.

2nd) TERRITORY - EXCLUSIVE RIGHT: The contracted party shall perform its duties of representation for potential clients, and shall be free to act, in an exclusive manner, in the countries of South America, to wit: Argentina, Colombia, Paraguay, Uruguay, Chile, Ecuador, Venezuela, French Guyana, Guyana, Suriname, Peru, Brazil and Bolivia.

3rd) CONTRACTED PARTY'S REMUNERATION: For business closed with clients in the territory, the Contracted Party shall receive a commission based on the value of such business intermediated by the Contracted Party.

4th) TERM: This instrument shall be in effect for 10 (ten) years from the date it is filed at the State of Minas Gerais Commercial Registry.

5th) JURISDICTION: The parties elect the jurisdiction of the City of Belo Horizonte, State of Minas Gerais, Brazil, and/or Los Angeles, California, USA, to settle any dispute that may arise from this instrument, expressly waiving any other jurisdiction, no matter how privileged it may be.

And having thus agreed and covenanted, the parties sign this instrument in 3 (three) counterparts equal in substance and form.

Los Angeles, August 9, 2001.
California, USA

Belo Horizonte, July 31, 2001
Minas Gerais, Brazil

Cryoport Systems, Inc.	Cryoport Systems Ltda.
1. Patrick L. Mullens, MD	1. Paulo José A. C. Zonari
2. Marc Grossman, MD	2. Ann Albert I. Willems
3. David Petreccia, MD	

3° OFÍCIO

3° OFÍCIO

Witnesses:

3° OFÍCIO

1. Dr.Eduardo Miglio 2. ______________________

Lauro Jorge Silva
OAB/MG 65.315

3. Dr.Lauro J. Silva 4. ______________________

3° OFÍCIO

CARTÓRIO DO 3º OFÍCIO DE NOTAS
TEÓFILO OTONI - MINAS GERAIS
Reconheço por semelhança a(s) firma(s)
de Paulo José Aroeira Cavalcanti Zanon, John Albert Fabella Willems, Eduardo Miglio e Laura Jorge Silva.
Teófilo Otoni 06 AGO 2001
Em testº da verdade
Tabelião

Vinícius Rievores de Almeida
Escrevente Substituto